Exhibit 10.22


               PREFERRED STOCK PURCHASE AGREEMENT
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     PREFERRED STOCK PURCHASE AGREEMENT dated as of August 12,
1996, between UAL Corporation, a Delaware corporation ("UAL"), and State Street Bank and Trust Company, a Massachusetts trust company, acting solely in its capacity as trustee under the Plan defined below and not in its individual capacity (the "Trustee").

                       W I T N E S E T H:

     WHEREAS, on July 12, 1994, certain transactions contemplated by the Agreement and Plan of Recapitalization dated March 25, 1994 by and among UAL and the unions representing certain of the employees of United Air Lines, Inc., as amended, (the "Recapitalization Agreement") were consummated. (The recapitalization of UAL, as more fully described in the Recapitalization Agreement, shall hereinafter be referred to as the "Transaction");

     WHEREAS, in connection with the Transaction, UAL established the UAL Corporation Employee Stock Ownership Plan (the "Plan"), which consists of an employee stock ownership plan and a stock bonus plan; and

     WHEREAS, a portion of the employee stock ownership plan (Part A thereof) forms part of the stock bonus plan, includes a money purchase pension plan and is intended to qualify as an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, UAL appointed the Trustee as the trustee of the UAL Corporation Employee Stock Ownership Plan Trust (the "Trust"), which was established to hold the assets of the Plan pursuant to the terms of the Trust Agreement, by and between UAL and the Trustee (the "Trust Agreement"); and

     WHEREAS, Part A of the Plan and Trust Agreement provide that the assets of the trust created thereunder attributable to the Plan shall be invested primarily in shares of "employer securities" of UAL within the meaning of Section 409(l) of the Code; and

     WHEREAS, UAL created a new class of securities designated as the Class 1 ESOP Convertible Preferred Stock, par value ($0.01)
(the "Class 1 ESOP Convertible Preferred Stock" or the "ESOP
Preferred Stock"); and

     WHEREAS, the Recapitalization Agreement provided for, among other things, the transfer to the Trust of 13,813,282 shares of the Class 1 ESOP Convertible Preferred Stock in a series of transactions which shall occur during the 69 months immediately following the Effective Time (as defined in the Recapitalization Agreement); and

     WHEREAS, the parties to the Recapitalization Agreement have agreed to reduce the number of shares of Class 1 ESOP Convertible
Preferred Stock to be transferred to the Trust so that the Plan may continue to satisfy Code Section 415; and

     WHEREAS, the parties to the Recapitalization Agreement have agreed to a corresponding increase in the number of shares of Class 2 ESOP Convertible Preferred Stock to be issued; and

     WHEREAS, UAL now wishes to sell and the Trustee now wishes to purchase 2,367,575 shares of the Class 1 ESOP Convertible Preferred Stock from UAL, in the amount, at the purchase price and subject to the other terms and conditions as set forth in this Agreement;

     NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Purchase; Purchase Price. Subject to the terms and conditions of this Agreement, the Trustee shall purchase on behalf of the Plan (the "Purchase") from UAL, and UAL shall issue and sell to the Trustee an aggregate of 2,367,575 shares of Class 1 ESOP Convertible Preferred Stock (the "Shares") for an aggregate purchase price (the "Purchase Price") of $574,255,316.25.

     2. Closing; Payment. The Purchase shall be consummated (the "Closing") at or about August 13, 1996 at the offices of UAL, or at such time, date or place as shall be fixed by an agreement of UAL and the Trustee. The date of the Closing shall hereinafter be referred to as the "Closing Date." At the Closing, UAL shall deliver to the Trustee a certificate or certificates representing the Shares, which shall be registered in the name of the Trustee, as trustee under the Trust, or in the name of its nominee, against delivery to UAL by the Trustee of a check for a dollar amount equal to the par value per Share times the number of Shares described in Section 1 above (the "Cash Amount"), representing the aggregate par value of the Shares and a promissory note of the Trust (the "ESOP Note") substantially in the form set forth in Exhibit A hereto, in an amount equal to the difference between the Purchase Price and a dollar amount equal to the par value per Share times the number of Shares described in Section 1 above. Notwithstanding the foregoing, UAL may, with the consent of the Trustee, accomplish the transfer of shares to the Trustee by book entry, in which event a cross receipt in the form set forth in Exhibit B hereto shall be executed by the parties. UAL shall pay all stamp and other transfer taxes, if any, that may be payable in respect of the issuance, sale and delivery of the Shares and shall be entitled to any refund thereof, and shall present the Trustee with evidence that such transfer taxes either have been paid or are not due.

     3. Representations and Warranties of UAL. UAL hereby represents and warrants to the Trustee as follows:

     UAL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority, including governmental licenses, authorizations, consents and approvals, to own, lease and operate its properties and conduct its business except for licenses, authorizations, consents and approvals the absence of which will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" shall mean any change or effect the consequence of which is materially adverse to the condition (financial or otherwise), business, assets or results of operations of UAL and its Subsidiaries (as defined below) taken as a whole. UAL is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires such qualification, except for the jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

          I.A.3.1   Except as set forth in Schedule 3.2 hereto,
the execution, delivery and performance of this Agreement and all other documents or instruments to be executed or delivered by UAL in connection with this Agreement are within UAL's powers and have been duly authorized by all necessary corporate action.
This Agreement and all other documents or instruments to be executed or delivered by UAL in connection with this Agreement are, assuming due authorization, execution and delivery by the Trustee, valid and binding upon UAL and enforceable against UAL in accordance with their respective terms except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, fraudulent-conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, ERISA and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          I.A.3.2   Except as set forth in Schedule 3.3 hereto,
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or Bylaws, each as amended, of UAL or any of its Subsidiaries (as hereinafter defined), or (ii) except as set forth in Schedule 3.3(ii) hereto, any provision of any indenture, mortgage, deed of trust, agreement, instrument, order, arbitration award, judgment or decree to which UAL or any of its Subsidiaries is a party or by which any of their respective assets are bound, or (iii) any material statute, material rule or material regulation applicable to UAL or any of its Subsidiaries of any court, bureau, board, agency or other governmental body having jurisdiction.

          I.A.3.3   As of the Closing Date, the authorized,
issued and outstanding capital stock of UAL shall be as set forth in Schedule 3.4 hereto, and UAL shall have no obligations to issue any additional shares pursuant to any options, warrants, conversion rights or other arrangements except as set forth in
Schedule 3.4 hereto, and all shares of issued and outstanding capital stock of UAL shall have been duly authorized and are fully paid and nonassessable.

          I.A.3.4   Each Subsidiary is a corporation or
partnership duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has all requisite power and authority including all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties (except those the absence of which would not have a Material Adverse Effect) and to conduct its business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by UAL prior to the Closing Date. All Subsidiaries and their respective jurisdictions of incorporation or formation are identified on
Schedule 3.5 hereto.

     Except as otherwise disclosed on Schedule 3.5, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by UAL, directly or indirectly, free and clear of any liens, claims, charges and encumbrances (collectively "Liens") and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as disclosed on Schedule 3.5, there are outstanding (i) no securities of UAL or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) no options, subscriptions, warrants or other rights, agreements, arrangements or commitments of any character to acquire from UAL or any Subsidiary, and no other obligation of UAL or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interest in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of UAL or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

          I.A.3.5   As of the Closing Date, the Shares (i) shall
have the rights, preferences and qualifications set forth in the restated Certificate of Incorporation of UAL Corporation, (a copy of which is attached hereto as Exhibit C), (ii) shall have been duly and validly authorized and (iii) when issued and delivered to the Trustee in exchange for the Cash Amount and the ESOP Note, will be in proper form, validly issued, fully paid and nonassessable. As of the Closing Date, UAL shall have full right and authority to issue, sell, transfer, and deliver the Shares and will effectively transfer to the Trustee, on the Closing Date, the full right, title and interest therein and thereto, free and clear of all Liens, except for (A) beneficial interests accruing to participants in the Plan and their beneficiaries and
(B) any Liens created or imposed by the Trustee on behalf of the Trust.

          I.A.3.6   As of the Closing Date, the shares of Common
Stock (as hereinafter defined) into which the Shares are convertible, shall be duly and validly authorized and reserved for issuance and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and upon delivery to the Trustee, the Trust will acquire full right, title and interest to such shares of Common Stock free and clear of all Liens, except for (i) beneficial interests accruing to the participants in the Plan and their beneficiaries and (ii) any Liens created or imposed by the Trustee on behalf of the Trust.

          I.A.3.7   No authorization, approval or consent of, or
filing with, any governmental authority or agency or other third party, is required in connection with the sale of the Shares by UAL hereunder or the conversion of the Shares into Common Stock except for (i) any of such as shall have been made or obtained prior to the Closing, (ii) any of such relating to the listing on any securities exchange of any shares of UAL common stock, par value $.01 per share (the "Common Stock"), to be delivered upon conversion of Shares and (iii) filings with and/or approvals of the Internal Revenue Service. The Shares are being issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

          I.A.3.8   UAL's filings with the Securities and
Exchange Commission ("Commission") for the years 1993, 1994 and 1995, respectively, at the time they were filed with the Commission, (i) complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as appropriate, and the Rules and Regulations of the Commission respectively promulgated thereunder, (ii) in the case of filings under the Exchange Act, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (iii) no registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement, amendment or supplement became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          I.A.3.9   The consolidated financial statements of UAL,
together with related notes, schedules and reports thereon of independent public accountants for the years 1993, 1994 and 1995, respectively (collectively, the "Financial Statements"), included in UAL's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q ("Reports") for the years ended December 31, 1993, 1994 and 1995, respectively, all of which Reports previously have been delivered to the Trustee, present fairly (except as may be indicated in the notes thereto and subject to normal immaterial year-end audit adjustments in the case of any unaudited interim Financial Statements) the consolidated financial position and the consolidated results of operation of UAL and its consolidated Subsidiaries at the indicated dates and for the indicated periods. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise noted therein. UAL and its Subsidiaries considered as one enterprise have no material liabilities or obligations, contingent or otherwise, that are not fully disclosed in the Financial Statements or the Reports.

          I.A.3.10 Except as disclosed on Schedule 3.11 hereto, since December 31, 1995, (i) there has been no event, and no state of circumstances has existed, that has had or will, or could reasonably be expected to, have a Material Adverse Effect,
(ii) there has not been any material transaction entered into by UAL or any of its Subsidiaries, other than transactions in the ordinary course of business or other than the transactions contemplated in this Agreement or the Transaction, and (iii) except for regular dividends on shares of its outstanding common stock and preferred stock, there has been no dividend or distribution of any kind declared, paid or made by UAL on any class of its capital stock other than the distributions contemplated by the Transaction.

          I.A.3.11 Except as set forth in Schedule 3.12 there is no action, suit or proceeding before or by any court or government or administrative agency or body, domestic or foreign, now pending or, to the best knowledge of UAL, threatened against or affecting UAL or any of its Subsidiaries, which might have a Material Adverse Effect.

          I.A.3.12 UAL and its Subsidiaries hold all certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them the absence of which, individually or in the aggregate, would have a Material Adverse Effect, and neither UAL nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. UAL and its Subsidiaries are in compliance with all rules, laws and regulations related to the operation of the business of UAL and its Subsidiaries, except for instances of noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect.

          I.A.3.13 The Plan has been duly authorized by all corporate action and Part A constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Part B (that portion of the stock bonus plan which does not constitute an employee stock ownership plan) constitutes a stock bonus plan under the Code and the Plan will qualify under Section 401(a) of the Code taking into account amendments which may be reasonably requested by the Internal Revenue Service, but no representation or warranty is made as to the compliance of the Plan in operation under the referenced Code and ERISA sections; the Trust Agreement has been duly authorized by all necessary corporate action on the part of UAL; all contributions by UAL to the Plan and all dividends paid on the ESOP Preferred Stock which are used by the Trust to make the required principal and interest payments with respect to the ESOP Note will be deductible by UAL or its Subsidiaries for federal income tax purposes under Section 404 of the Code (as in effect on the date of the Closing), except to the extent there are insufficient "earnings and profits" under the Code for the dividends to be deductible; and the ESOP Preferred Stock constitutes "employer securities" within the meaning of
Section 409(l) of the Code.

          I.A.3.14 There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of UAL or any Subsidiary or, to the knowledge of UAL, any CRS Company who might be entitled to a fee or commission from UAL, either Union or any affiliate of either of them upon consummation of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of UAL. For the purposes of this Section 3.15, "CRS Company" and "Union" shall have the respective meanings assigned to such terms in the Recapitalization Agreement.

     4.   Representations and Warranties of The Trustee, as
Trustee. The Trustee, in its capacity as such, represents and warrants as follows;

          I.A.4.1   The Trustee (i) is a duly organized and
validly existing trust company in good standing and with full authority to act as Trustee and exercise trust powers under the laws of the Commonwealth of Massachusetts and (ii) has full corporate power and authority to execute and deliver the Trust Agreement and to carry out the transactions contemplated thereby.

          I.A.4.2   The execution, delivery and performance of
this Agreement will not violate (i) the Trustee's Charter or Bylaws, each as amended or restated to date, (ii) any provision of any indenture, mortgage, deed of trust, agreement, instrument, order, arbitration award, Judgment or decree to which the Trustee or the Trust is a party or by which it or the Trust or any of their respective assets are bound, or (iii) any statute, rule or regulation applicable to the Trustee or the Trust of any court, bureau, board, agency or other governmental body having jurisdiction, which conflict, breach or default might have a material adverse effect.

          I.A.4.3   This Agreement and the Trust Agreement have
been duly executed and delivered by the Trustee on behalf of the Trust and, assuming due authorization, execution and delivery by UAL, each constitutes the legal, valid and binding obligation of the Trust enforceable against the Trustee in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights generally, ERISA and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          I.A.4.4   The Trustee is acquiring the shares on behalf
of the Plan pursuant to the Trust Agreement and the Plan solely for investment purposes and not with a view toward, or for sale in connection with, any public distribution thereof; provided, however, nothing herein shall prohibit the Trustee from disposing of any or all of the Shares.

          I.A.4.5   No authorization, approval or consent of any
governmental authority or agency is necessary to be obtained by the Trustee or the Plan in connection with the purchase of the Shares by the Trustee on behalf of the Plan hereunder.

          I.A.4.6   The Trustee, at the expense of UAL, has
retained independent legal counsel knowledgeable in matters regarding ERISA and Code fiduciary responsibilities and has retained an independent financial advisor to advise the Trustee regarding the transactions contemplated by this Agreement.

          I.A.4.7   The Trustee has not employed any broker,
finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          I.A.4.8   Trustee has received an opinion of Houlihan,
Lokey, Howard and Zukin, Inc., financial advisor to the Trustee, to the effect that (i) the Purchase Price is not greater than fair market value, (ii) the Transaction is fair to the Plan from a financial point of view, (iii) the conversion price with respect to the Shares is reasonable and (iv) the interest rate on the ESOP Note is not unreasonable.

     5.   Conditions to Closing.

          I.A.5.1   Conditions to the Trustee Is Obligation at
Closing. The obligations of the Trustee hereunder are subject to the fulfillment at or before the Closing of each of the following conditions:

               (a) The representations and warranties contained in Section 3 hereof shall be true on and as of the Closing Date and, the Trustee shall have been furnished with a certificate, dated the Closing Date, to such effect, signed by an authorized officer of UAL.

               (b)  The Trustee shall have received a cash
contribution to the Plan at least equal to the Cash Amount.

               (c)  No order of any court or administrative
agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceedings by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement which suit, action or proceeding the Trustee reasonably determines, upon advice of counsel, is more likely than not to successfully challenge the validity or legality of the transactions contemplated by this Agreement or otherwise result in a Material Adverse Effect.

               (d)  Neither the Trustee nor UAL shall have
determined in good faith that the purchase of the Shares would result in a "prohibited transaction" under ERISA or otherwise violate the provisions of applicable law.

               (e) The Trustee shall have received UAL's most recent annual report on form 10-K and any subsequently filed
Quarterly Reports on Form 10-Q.

               (f)  The Trustee shall have received from
Kirkpatrick & Lockhart, counsel to the Trustee, an opinion in substantially the form set forth in Schedule 5.1(f) hereto.

               (g)  The Trustee shall have received from
Francesca M. Maher, Vice President-Law and Corporate Secretary, the opinion in substantially the form set forth in Schedule
5.1(g) hereto.

               (h) The Trustee shall have received an opinion of its financial advisor, in substantially the form set forth in
Schedule 5.1(h) hereto.

               (i) The Trustee shall have made a good faith determination that the purchase of the Shares contemplated hereunder and the consummation of all other transactions contemplated by the Agreement are prudent and in the best interests of the Plan participants. In the event the Trustee is unable to consummate the purchase of the Shares described in
Section 1 hereof at the Purchase Price by reason of the failure of one or more of the conditions set forth in Sections 5.1(d),
(h) and (i) hereof, the Trustee agrees to negotiate in good faith with UAL in an attempt to arrive at a purchase price for the Shares at which the Trustee would consummate the purchase of Shares contemplated by this Agreement.

               (j) UAL shall have certified to the Trustee that it has determined that it is reasonably likely to have sufficient earnings and profits such that dividends paid on the Class 1 ESOP
Convertible Preferred Stock are reasonably likely to be deductible under Section 404 of the Code.

          I.A.5.2   Conditions to UAL's Obligations at Closing.
The obligations of UAL hereunder are subject to the fulfillment at or before the Closing of each of the following conditions:

               (a) The representations and warranties contained in Section 4 hereof shall be true on and as of the Closing and, UAL shall have been furnished with a certificate dated the Closing Date to such effect, signed by an authorized officer of the Trustee.

               (b)  No order of any court or administrative
agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceedings by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement which suit, action or proceeding UAL reasonably determines, upon advice of counsel, is more likely than not to successfully challenge the validity or legality of the transactions contemplated by this Agreement or otherwise result in a Material Adverse Effect.

               (c)  Neither the Trustee nor UAL shall have
determined in good faith that the purchase of the Shares would result in a "prohibited transaction" under ERISA or otherwise violate the provisions of applicable law.

               (d)  UAL shall have received an opinion of
Kirkpatrick & Lockhart, counsel to the Trustee, in the form set forth in Schedule 5.2(d) hereto.

               (e) The Trustee shall have delivered to UAL a certification that the conditions set forth in section 5.1(d) and section 5.1(i) have been satisfied.

     6. Covenants of Trustee. The Trustee hereby covenants and agrees as follows:

               (a) Except as otherwise provided in the ESOP, all cash contributions (including any earnings on such contributions) that are received by the Trust and cash dividends (including any earnings on such dividends) that are received by the Trust with respect to the Class 1 ESOP Convertible Preferred Stock or Common Stock issued upon conversion thereof will be, to the extent permitted by law, applied solely for the purpose of making principal and interest payments on the ESOP Note.

               (b) The Trustee shall not transfer or otherwise dispose of any shares of Common Stock issued upon conversion of the Class 1 ESOP Convertible Preferred Stock unless such securities have been registered under the Securities Act of 1933, as amended, and any applicable state securities laws or pursuant to an exemption or exemptions from such registration.

               (c) The Trustee agrees that UAL may (with the consent of the Air Line Pilots Association, International and the International Association of Machinists and Aerospace Workers if and to the extent such consent is required by the Plan) extend the maturity of the ESOP Note for up to four (4) years, provided that the interest rate on the ESOP Note, as extended, is determined by the Trustee to be reasonable at the time of extension.

     7. Covenants of UAL. UAL hereby covenants and agrees as follows:

               (a) So long as any principal or interest amount of the ESOP Note or any note representing a refinancing of the ESOP Note remains unpaid, UAL shall use reasonable efforts to cause Part A of the Plan to maintain its qualification as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

               (b) So long as any principal or interest amount of the ESOP Note or any note representing a refinancing of the ESOP Note remains unpaid, UAL and its Subsidiaries shall make contributions to the Plan which, when combined with any dividends received by the Plan that can be used for the payment of such debt, are sufficient to allow the Trustee to make, in a timely fashion all scheduled principal and interest payments with respect to the ESOP Note or any note representing a refinancing of the ESOP Note; provided, however, that any contribution to the Plan shall be limited to the extent that such contribution would cause the aggregate contributions made by UAL and its Subsidiaries for the relevant Plan year to exceed the limitations set forth in Sections 404 or 415 of the Code. Any contributions limited or not made in a timely fashion pursuant to the preceding sentence shall be (i) carried over and paid to the Plan as soon as is practicable in connection with contributions to the Plan and (ii) increased by an amount sufficient for the Trustee to pay any increased interest or other costs arising under the ESOP Note from the failure to make any payment thereunder when due. The Trustee shall be entitled to reimbursement upon demand for reasonable attorney fees and other reasonable costs of collection in enforcing the provisions of this Section 7(b).

               (c) Registration of the Common Stock. As and if required by applicable securities laws, UAL shall at all times maintain an effective registration statement under the Securities Act and timely comply with the reporting requirements under the Exchange Act with respect to the shares of Common Stock into which the Shares are convertible. The Trustee will provide UAL with any information about the Trustee or such proposed sale required to be included in such registration statement. The Trustee will, upon receipt of notice from UAL that any such registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, discontinue the distribution of Common Stock thereunder until such misstatement or omission is eliminated.
The Trustee further agrees not to effect any public sale or distribution of Common Stock without the consent of UAL during the seven days prior to or ninety days after any registration statement relating to an underwritten sale of securities of UAL has become effective. UAL shall obtain any other federal, state or local approvals as may be necessary from time to time to enable the Trust to consummate any desired conversion or disposition of the shares of Common Stock into which the Shares are convertible.

     8. Restrictive Legend. The Trustee understands that the certificates representing the Shares, when issued, will bear the following legend and that a notation restricting their transfer will be made on the stock transfer books of UAL:

               "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Securities Act covering the transfer or an opinion of counsel satisfactory to the issuer that registration under said Securities Act is not required.

                             Notice
                             ------
               The shares, of stock represented by this certificate are subject to a security interest in favor of UAL Corporation."

     9. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, UAL shall, as provided for in the applicable engagement letter between UAL and the Trustee (the "Engagement Letter"), pay the expenses incurred by the Trustee in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and related transactions.

     10. Integration Amendment. This Agreement (including the documents delivered pursuant hereto), together with the Plan, Trust Agreement and Engagement Letter, constitutes the entire agreement and understanding between the parties hereto relating to the purchase of the shares of ESOP Preferred Stock and supersedes any prior agreement or understanding relating in any way to the transaction contemplated hereby. This Agreement may be modified or amended only by a written instrument executed by or on behalf of the parties hereto. The headings and captions contained herein are solely for convenience of reference and do not constitute a part of this Agreement or affect in any way its meaning or construction.

     11. Savings Clause. The invalidity, illegality or enforceability of any one or more of the provisions of this Agreement shall in no way affect or impair the validity and enforceability of the remaining provisions hereof. In the event any such provision shall be so declared unenforceable due to its scope or breadth, it shall be narrowed to the scope or breadth permitted by law.

     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as each party executed at least one counterpart.

     13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of Illinois without regard to any principles of conflicts of law.

     14. Survival of Representations, Warranties and Covenants. All covenants contained in this Agreement (including in any certificates delivered hereunder) shall survive the Closing or, in the case of Section 9, Section 13 and Section 14 hereof, the sooner termination of this Agreement. Notwithstanding the Closing, or the sooner termination of this Agreement or any investigation at any time made by or on behalf of either party, UAL or the Trustee shall be liable for damages arising from its breaches of representations or warranties under this Agreement (including in any certificates delivered hereunder) which breaches shall not be considered waived by consummation of the transactions contemplated hereby, provided, however, that UAL and the Trustee shall be liable only to the extent that notice therefor is asserted by the other in writing and delivered prior to the expiration of forty-two (42) months from the Closing or sooner termination of this Agreement.

     15. Notices. Any notice or other communication required or permitted hereunder shall be in writing, either delivered by hand, by mail, or by telex, telefax or telegram (charges prepaid), and any such notice shall be effective when received at the address specified below (or, if by mail, three business days after deposited in the U.S. mails, registered or certified mail, postage prepaid and return receipt requested):

                                   By Mail
                                   -------
If to UAL:                    UAL Corporation
---------                     P. 0. Box #66919
                              Chicago, IL 60666
                              Attn:  Corporate Secretary

                                   By Courier
                                   ----------
                              UAL Corporation
                              1200 Algonquin Road
                              Elk Grove Township, IL 60007
                              Attn:  Corporate Secretary

If to the Trustee:            State Street Bank and Trust Company
-----------------             Retirement Investment Services
                              Batterymarch Park III
                              Three Pine Hill Drive
                              Quincy, MA 02169
                              Attn:  UAL ESOP Administration

With a copy to:               Kirkpatrick & Lockhart
                              1500 Oliver Building
                              Pittsburgh, PA 15222
                              Attn:  Charles R. Smith, Esquire

Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     16. Successors and Assigns: Assignability. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective legal representatives, successors and assigns. This Agreement (i) shall not confer upon any person other than the parties hereto and their respective successors and assigns any rights or remedies hereunder and (ii) shall not be assignable by operation of law or otherwise by any party hereto.

     17. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     18. Certain Limitations. The execution and delivery of this Agreement and the performance by the Trustee of this Agreement have been, or will be, effected by the Trustee solely in its capacity as Trustee and not individually.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




     IN WITNESS WHEREOF, the parties hereof have duly executed and delivered this Agreement as of the date first above written.

                               UAL CORPORATION

                               By: /s/ Douglas A. Hacker
                                   ---------------------
                               Name:  Douglas A. Hacker
                               Title: Senior Vice President
                                      and Chief Financial Officer

                               State Street Bank and Trust
                               Company, solely in its capacity as
                               Trustee under the UAL Corporation
                               Employee Stock Ownership Plan Trust
                               and not individually

                               By: /s/ Kelly Q. Driscoll
                                   ---------------------
                               Name:  Kelly Q. Driscoll
                               Title: Vice President